Exhibit 10.3

STOCK BONUS AGREEMENT

Stock Bonus Agreement (“Agreement”), dated as of ______ between Monster Worldwide, Inc. (“Monster Worldwide”) with an address of 622 Third Avenue, New York, NY 10017, and ______ (“Employee”), an employee of Monster Worldwide with an address of __________.

Monster Worldwide wishes to retain Employee’s services and to grant Employee the opportunity to receive certain shares of Monster Worldwide’s common stock, $.001 par value per share (the “Common Stock”) pursuant to the Monster Worldwide, Inc. 1999 Long Term Incentive Plan.  Employee and Monster Worldwide hereby agree as follows:

                1.             Subject to the terms and conditions of this Agreement, Monster Worldwide shall issue to Employee up to an aggregate of _______ shares of its Common Stock (such ____ shares of Common Stock are sometimes referred to as the “Shares”).

                2.             The Shares shall vest and be delivered to Employee if and only if Employee remains in the continuous employ of Monster Worldwide between the date hereof and the applicable vesting date as follows:

                      (a)     if Employee remains in the continuous employ of Monster Worldwide through _________, ___% of the Shares shall vest;

                      (b)     if Employee remains in the continuous employ of Monster Worldwide through _________, ___% of the Shares shall vest;

                      (c)     if Employee remains in the continuous employ of Monster Worldwide through _________, ___% of the Shares shall vest; and

                      (d)     if Employee remains in the continuous employ of Monster Worldwide through _________, ___% of the Shares shall vest;

provided however that solely in the event (i) Employee’s employment with Monster Worldwide has been terminated (x) by Monster Worldwide without “Cause” or (y) by Employee for “Good Reason” (as “Cause” and “Good Reason” are defined in the employment agreement between Monster Worldwide and Employee dated ________ (the “Employment Agreement”)) or (ii) Employee dies while still employed by Monster Worldwide, then the condition of continuous employment set forth in the preceding clause of this paragraph 2 shall be inapplicable.

                Notwithstanding anything herein to the contrary, Shares which vest hereunder or as a result of the provisions of the Employment Agreement shall not be delivered to Employee unless and until Employee has paid Monster Worldwide the amount, if any, deemed necessary by Monster Worldwide in its reasonable discretion to enable it to satisfy any federal, foreign or other tax withholding or similar obligations of Monster Worldwide with respect to the Shares that have vested (the “Tax Amount”), unless other arrangements acceptable to Monster Worldwide in its discretion have been agreed to in writing by Monster Worldwide. Notwithstanding anything herein to the contrary, in the event that Employee has not satisfied the conditions outlined in the immediately preceding sentence, Monster Worldwide may (but shall not be required to) in its sole discretion at any time by notice to Employee choose to satisfy the conditions outlined in the immediately preceding sentence by unilaterally revoking Employee’s right to receive that number of vested Shares with an aggregate value equal to 150% of Tax Amount.  For purposes of the preceding sentence, each Share shall be deemed to have a value equal to the average closing price of a share of Monster Worldwide Common Stock on Nasdaq (or such other U.S. exchange or market on which Monster Worldwide Common Stock is then primarily traded) on the 5 trading days up to and including the date of vesting.

                3.             All notices or other communications to be given or delivered in connection with this Agreement shall be in writing and shall be deemed to have been properly served if delivered personally, by courier, or by certified or registered mail, return receipt requested and first class postage prepaid, in each case to the parties at their addresses set forth above, in the case of notices to Monster Worldwide, to the attention of Myron Olesnyckyj, Esq. or such other addresses as the recipient party has specified by prior written notice to the sending party.  All such notices and communications shall be deemed received upon the actual delivery thereof in accordance with the foregoing.

                4.             This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous arrangements in relating thereto. Nothing in this Agreement shall give Employee any right to continue in the employment of Monster Worldwide, or interfere in any way with the right of Monster Worldwide to terminate the employment of Employee.  This Agreement (i) may be signed in counterparts, (ii) shall be governed by the laws of the state of New York (other than the conflicts of laws provisions thereof), (iii) shall not modify or affect the terms and conditions of Employee’s employment, (iv) may not be amended, terminated or waived orally, and (v) may not be assigned by Employee.

Monster Worldwide, Inc.

By:		Date:
Title:

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